Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Form S-8 Registration Statement of Public Company Management Corporation of our report dated November 9, 2004 and filed in Form 8-K/A.

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

June 30, 2005